                                                                     EXHIBIT 3.2

                             AMENDED AND RESTATED

                                  B Y L A W S

                                      OF

                         ARISTOTLE INTERNATIONAL, INC.

                           (a Delaware corporation)



                         Adopted ________ __, 2000

                               TABLE OF CONTENTS

Article                                                                    Page
-------                                                                    ----
ARTICLE 1 Offices                                                            1
   1.1    Registered Office.........................................         1
   1.2    Other Offices.............................................         1

ARTICLE 2 Meetings of Stockholders                                           1
   2.1    Annual Meetings...........................................         1
   2.2    Special Meetings..........................................         2
   2.3    Notice of Meeting.........................................         2
   2.4    List of Stockholders......................................         2
   2.5    Quorum....................................................         3
   2.6    Adjournments..............................................         3
   2.7    Voting....................................................         3
   2.8    Proxies...................................................         3
   2.9    Judges of Election........................................         3
   2.10   Written Consent...........................................         3
   2.11   Waiver of Notice..........................................         3

ARTICLE 3 Board of Directors                                                 4
   3.1    Number....................................................         4
   3.2    Election and Term of Office...............................         4
   3.3    Nominations...............................................         4
   3.4    Vacancies and Additional Directorships....................         5
   3.5    Powers....................................................         5
   3.6    Resignation of Directors..................................         5
   3.7    Compensation of Directors.................................         5

ARTICLE 4 Meeting of the Board of Directors                                  5
   4.1    Place.....................................................         5
   4.2    Regular Meetings..........................................         5
   4.3    Special Meetings..........................................         5
   4.4    Quorum....................................................         6
   4.5    Adjourned Meetings........................................         6
   4.6    Written Consent...........................................         6
   4.7    Communications Equipment..................................         6
   4.8    Waiver of Notice..........................................         6

ARTICLE 5 Committees of the Board OF DIRECTORS                               6
   5.1    Designation, Power, Alternate Members and Term of Office..         6
   5.2    Meetings, Notices and Records.............................         7
   5.3    Quorum and Manner of Acting...............................         7
   5.4    Resignations..............................................         8
   5.5    Removal...................................................         8
   5.6    Vacancies.................................................         8
   5.7    Compensation..............................................         8

ARTICLE 6 Officers                                                           8
   6.1    Officers..................................................         8
   6.2    Duties....................................................         8
   6.3    Resignations..............................................         8
   6.4    Removal...................................................         8
   6.5    Vacancies.................................................         9
   6.6    Chairman of the Board.....................................         9
   6.7    Chief Executive Officer...................................         9
   6.8    President.................................................         9
   6.9    Vice President............................................         9
   6.10   Secretary.................................................         9
   6.11   Assistant Secretaries.....................................        10
   6.12   Chief Financial Officer and Treasurer.....................        10
   6.13   Assistant Treasurers......................................        11
   6.14   Salaries..................................................        11

ARTICLE 7 Certificates of Stock                                             11
   7.1    Stock Certificates........................................        11
   7.2    Books of Account and Record of Stockholders...............        11
   7.3    Transfers of Shares.......................................        11
   7.4    Regulations...............................................        12
   7.5    Lost, Stolen or Destroyed Certificates....................        12
   7.6    Stockholder's Right of Inspection.........................        12

ARTICLE 8 Deposit of Corporate Funds                                        12
   8.1    Borrowing.................................................        12
   8.2    Deposits..................................................        13
   8.3    Checks, Drafts, Etc.......................................        13

ARTICLE 9 Record Dates..............................................        13

ARTICLE 10 Dividends................................................        13

ARTICLE 11 Fiscal Year..............................................        13

ARTICLE 12 Indemnification..........................................        14
   12.1   Right to Indemnification..................................        14
   12.2   Right of Claimant to Bring Suit...........................        14
   12.3   Non-Exclusivity of Rights.................................        15
   12.4   Insurance.................................................        15
   12.5   Severability..............................................        15
   12.6   Intent of Article.........................................        15

ARTICLE 13 Corporate Seal...........................................        15

ARTICLE 14 Amendments...............................................        16

                             AMENDED AND RESTATED

                                  B Y L A W S

                                      OF

                         ARISTOTLE INTERNATIONAL, INC.

                           (a Delaware corporation)


                                   ARTICLE 1

                                    OFFICES
                                    -------

     1.1  Registered Office. The registered office of the Corporation within the
          -----------------
State of Delaware is located at 30 Old Rudnick Lane in the City of Dover, County of Kent, in the State of Delaware and CorpAmerica, Inc. is the registered agent.

     1.2  Other Offices. The Corporation may also have other offices, either
          -------------
within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE 2

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

     2.1  Annual Meetings. Annual meetings of stockholders shall be held at such
          ---------------
date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting. At the annual meeting the stockholders shall elect by a plurality vote the number of Directors equal to the number of Directors of the class whose term expires at such meetings (or, if fewer, the number of Directors properly nominated and qualified for election) to hold office until the third succeeding annual meeting of stockholders after their election.

     At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty- five (65) days'
--------  -------
notice or prior public disclosure of the date of the meeting is given or made to stockholders, timely notice by the stockholder must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.1 by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

     The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     2.2  Special Meetings. Special meetings of the stockholders for any proper
          ----------------
purpose or purposes may be called only by the Chairman of the Board, or by the Chief Executive Officer of the Corporation or by a resolution adopted by the affirmative vote of a majority of the Board of Directors.

     2.3  Notice of Meeting. Notice, signed by the Chairman of the Board, the
          -----------------
Chief Executive Officer, the President, any Vice President, the Secretary or an Assistant Secretary, of every annual or special meeting of stockholders stating the purpose or purposes for which the meeting is called, and the date and time when, and the place where it is to be held, shall be prepared in writing and personally delivered or mailed, postage prepaid by first class mail, to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting, except as otherwise provided by statute. If mailed, such notice shall be directed to a stockholder at his or her address as it shall appear on the stock record book of the Corporation, unless the stockholder shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice shall be deemed given when personally delivered or deposited in the United States mail, as the case may be; provided, however, that such notice may also be given by
                    --------  -------
telegram, cablegram, radiogram or other means of electronically transmitted written copy and in such case shall be deemed given when ordered or, if a delayed delivery is ordered, as of such delayed delivery time, or when transmitted, as the case may be.

     2.4  List of Stockholders. A complete list of the stockholders entitled to
          --------------------
vote at each meeting of stockholders, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder, shall be open to the examination of any stockholder, for any purpose germane to such meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of such meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting and during the whole time thereof, and may be inspected by any stockholder who is present.

     2.5  Quorum. The presence at any meeting, in person or by proxy, of the
          ------
holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except where otherwise provided by statute.

     2.6  Adjournments. In the absence of a quorum, stockholders representing a
          ------------
majority of the shares then issued and outstanding and entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.7  Voting. When a quorum is present at any meeting, the holders of a
          ------
majority of the shares of the Corporation, present in person or by proxy, shall decide any question brought before the meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     2.8  Proxies. Any stockholder entitled to vote may vote by proxy, provided
          -------
that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing, cabling or other means of electronically transmitted written copy) by the stockholder himself or herself or by his or her duly authorized attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

     2.9  Judges of Election. The Board of Directors may appoint judges of
          ------------------
election to serve at any election of Directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer of the meeting at the meeting.

     2.10  Written Consent. No action required or permitted to be taken at any
           ---------------
annual or special meeting of the stockholders of the Corporation may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     2.11  Waiver of Notice. Notice of any meeting need not be given to any
           ----------------
stockholder who shall attend such meeting in person or shall waive notice thereof, before or after such meeting, in writing or by telegram, radiogram, cablegram or other means of electronically transmitted written copy.

                                   ARTICLE 3

                              BOARD OF DIRECTORS
                              ------------------

     3.1  Number. The number of Directors which shall constitute the whole Board
          ------
of Directors shall be in the range of five (5) to seven (7) and shall initially be fixed at five (5). Thereafter, the number of Directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or stockholders at the annual meeting or any special meeting called for that purpose.

     3.2  Election and Term of Office. The Board of Directors shall be divided
          ---------------------------
into three (3) classes of Directors, as nearly equal in number as possible, as fixed from time to time by resolution of the Board of Directors or stockholders at the annual meeting or any special meeting called for that purpose. Each class of Directors shall be elected for a term of three (3) years; provided, however,
                                                             --------  -------
that the initial Class I Directors and Class II Directors shall be elected for terms of one (1) and two (2) years, respectively. Directors shall be elected at the annual meeting of the stockholders except as provided in Section 3.4. Each Director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until a successor shall have been elected and qualified or until his or her death, resignation or removal in the manner hereinafter provided, whichever shall first occur.

     3.3  Nominations. Subject to the rights of holders of any class or series
          -----------
of stock having a preference over the common stock as to dividends or upon liquidation, nominations for election to the Board of Directors of the Corporation at a meeting of stockholders may be made on behalf of the Board of Directors by the Nominating Committee appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of Directors at such meeting. Such nominations, other than those made by the Nominating Committee on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary or Assistant Secretary of the Corporation, and received by him or her not less than one hundred twenty (120) days prior to any meeting of stockholders called for the election of Directors; provided, however,
                                                              --------  -------
that if less than one hundred (100) days notice of the meeting is given to stockholders, such nomination shall be mailed or delivered to the Secretary or the Assistant Secretary of the Corporation not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent Director (a) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (b) the principal occupation or employment of each such nominee, (c) the number of shares of stock of the Corporation which are beneficially owned by each such nominee and by the nominating stockholder and (d) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations regulated by Regulation 14A of the Securities Exchange Act of 1934, as amended.

     The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

     3.4  Vacancies and Additional Directorships. If any vacancy shall occur
          --------------------------------------
among the Directors by reason of death, resignation, or removal, or as the result of an increase in the number of directorships, the Directors then in office shall continue to act and may fill any such vacancy by a vote of the majority of Directors then in office, though less than a quorum, and each Director so chosen shall hold office until the next annual election at which the term of the class to which he or she has been elected expires and until his or her successor shall be duly elected and shall qualify, or until his or her earlier death, resignation or removal.

     3.5  Powers. The business of the Corporation shall be managed by its Board
          ------
of Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by law or by the Certificate of Incorporation or these Bylaws reserved to the stockholders.

     3.6  Resignation of Directors. Any Director may resign at any time by
          ------------------------
giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     3.7  Compensation of Directors. Directors shall receive such reasonable
          -------------------------
compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE 4

                       MEETING OF THE BOARD OF DIRECTORS
                       ---------------------------------

     4.1  Place. The Board of Directors of the Corporation may hold meetings,
          -----
both regular and special, either within or without the State of Delaware.

     4.2  Regular Meetings. The Board of Directors by resolution may provide for
          ----------------
the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her residence or usual place of business, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request.

     4.3  Special Meetings. Special meetings of the Board of Directors may be
          ----------------
called by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and shall be called by the President or Secretary at the written request of any one Director. Except as otherwise required by statute, notice of each special meeting shall be given to each Director, if by mail, when addressed to him or her at his or her residence or usual place of business, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request, on at least two (2) days' notice prior to the time of the meeting, or shall be sent to him or her at such place by telegram, radiogram or cablegram, or other electronic means, or delivered to him or her personally, not later than four (4) hours before the time the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by statute, the Certificate of Incorporation of the Corporation or these Bylaws.

     4.4  Quorum. At any meeting of the Board of Directors a majority of the
          ------
whole Board of Directors shall constitute a quorum for the transaction of business, and the act of the majority of those present at any meeting at which a quorum is present shall be sufficient for the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation.

     4.5  Adjourned Meetings. If a quorum shall not be present at a meeting of
          ------------------
the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, until a quorum shall be present. Four (4) hours notice of any such adjournment shall be given personally to each Director who was not present at the meeting at which such adjournment was taken and, unless announced at the meeting, to the other Directors; provided, that two (2) days' notice shall be given if notice is given by mail.

     4.6  Written Consent. Any action required or permitted to be taken at any
          ---------------
meeting of the Board of Directors may be taken without a meeting if all the members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

     4.7  Communications Equipment. Any one or more members of the Board of
          ------------------------
Directors may participate in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall be constitute presence in person at such meeting.

     4.8  Waiver of Notice. Notice of any meeting need not be given to any
          ----------------
Director who shall attend such meeting in person or shall waive notice thereof, before or after such meeting, in writing or by telegram, radiogram or cablegram or other means of electronically transmitted written copy.

                                   ARTICLE 5

                     COMMITTEES OF THE BOARD OF DIRECTORS
                     ------------------------------------

     5.1  Designation, Power, Alternate Members and Term of Office. The Board of
          --------------------------------------------------------
Directors may, by resolution passed by a majority of the whole Board of Directors, designate one

(1) or more committees. Each such committee shall consist of one (1) or more of the Directors of the Corporation. Any such committee, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors may designate one (1) or more Directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to the term of office of the Directors and these Bylaws; provided, however, that any committee member who
                                --------  -------
ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary or an Assistant Secretary of the Corporation.

     5.2  Meetings, Notices and Records. Each committee may provide for the
          -----------------------------
holding of regular meetings, with or without notice, and a majority of the members of any such committee may fix the time, place and procedure for any such meeting. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any one (1) of its members, at the time and place specified in the respective notices or waivers of notice thereof. Notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to him or her at his or her residence or usual place of business, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request, at least two (2) days before the day on which the meeting is to be held, or shall be sent by telegram, radiogram or cablegram, or other means of electronically transmitted written copy, addressed to him or her at such place, or telephoned or delivered to him or her personally, not later than four (4) hours before the time the meeting is to be held. Notice of any meeting of a committee need not be given to any member thereof who shall attend the meeting in person or who shall waive notice thereof by telegram, radiogram, cablegram or other means of electronically transmitted written copy. Notice of any adjourned meeting need not be given. Each committee shall keep a record of its proceedings. Each committee may meet and transact any and all business delegated to that committee by the Board of Directors by means of a conference telephone or similar communications equipment provided that all persons participating in the meeting are able to hear and communicate with each other. Participation in a meeting by means of conference telephone or similar communication shall constitute presence in person at such meeting.

     5.3  Quorum and Manner of Acting. At each meeting of any committee the
          ---------------------------
presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee; in the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business. Any determination made in writing and signed by all the members of such committee shall be as effective as if made by such committee at a meeting.

     5.4  Resignations. Any member of a committee may resign at any time by
          ------------
giving written notice of such resignation to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, any Vice President or the Secretary of the Corporation. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

     5.5  Removal. Any member of any committee may be removed at any time by the
          -------
affirmative vote of a majority of the whole Board of Directors with or without cause.

     5.6  Vacancies. If any vacancy shall occur in any committee by reason of
          ---------
death, resignation, disqualification, removal or otherwise, the remaining members of such committee, though less than a quorum, shall continue to act until such vacancy is filled by the Board of Directors.

     5.7  Compensation. Committee members shall receive such reasonable
          ------------
compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with reasonable expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE 6

                                   OFFICERS
                                   --------

     6.1  Officers. The officers of the Corporation shall be a Chief Executive
          --------
Officer, a Chief Financial Officer and Treasurer and a Secretary, and may also include a Chairman of the Board, one or more Vice-Chairman, a President, one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, each of whom shall be elected by the Directors, and shall hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. None of the officers of the Corporation, except the Chairman or any Vice Chairman of the Board, need be Directors. Any number of offices may be held by the same person.

     6.2  Duties. All officers, as between themselves and the Corporation, shall
          ------
have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws, or, to the extent not so provided, as may be provided by resolution of the Board of Directors or, as to all other officers except the Chairman of the Board, by the Chief Executive Officer.

     6.3  Resignations. Any officer may resign at any time by giving written
          ------------
notice of such resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, a Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer.

     6.4  Removal. Any officer may be removed at any time, either with or
          -------
without cause, by the vote of a majority of all the Directors then in office.

     6.5  Vacancies. A vacancy in any office by reason of death, resignation,
          ---------
removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

     6.6  Chairman of the Board. The Chairman of the Board of Directors, if
          ---------------------
there be one, shall perform such duties as from time to time may be assigned to him or her by the Board of Directors.

     6.7  Chief Executive Officer. Subject to the direction of the Board of
          -----------------------
Directors, the Chief Executive Officer shall supervise and direct the daily management of the business, affairs and property of the Corporation. In the absence or disability of the Chairman of the Board, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders. The Chairman of the Board, if any, and the Chief Executive Officer shall each be charged with seeing that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be facsimile signature), and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments. From time to time he or she shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to its attention. The Chief Executive Officer shall also perform such other duties as are assigned by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors.

     6.8  President. The President, if there be one, shall perform such duties
          ---------
as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer. The President may sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be facsimile signature), and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments.

     6.9  Vice President. In the absence or disability of the Chief Executive
          --------------
Officer and President, the Vice President, or if there be more than one, the Vice Presidents in the order of priority determined by the Board of Directors, shall perform all the duties of the Chief Executive Officer or President and, when so acting, shall have all the powers of and be subject to all restrictions upon the Chief Executive Officer or President, as the case may be. Any Vice President may also sign, with any other officer thereunto duly authorized, certificates of stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bond, contracts, agreements and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. Each Vice President shall perform such other duties as are assigned by these Bylaws or as from time may be assigned by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

     6.10  Secretary. The Secretary shall: (a) record all the proceedings of the
           ---------
meetings of the stockholders, the Board of Directors, and all committees of the Board of Directors in a book or books to be kept for that purpose; (b) cause all notices to be duly given in accordance with the provisions of these Bylaws as required by statute; (c) whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution; (d) be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to all certificates representing capital stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized; (e) see that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed; (f) have charge of the stock record and stock transfer books of the Corporation, and exhibit such stock books at all reasonable times to such persons as are entitled by statute to have access thereto; (g) sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing capital stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and (h) in general, perform all duties incident to the office of Secretary and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

     6.11  Assistant Secretaries. At the request of the Secretary or in his or
           ---------------------
her absence or disability, the Assistant Secretary designated by him or her (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors or the President) shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer or the Secretary.

     6.12  Chief Financial Officer and Treasurer. The Chief Financial Officer
           -------------------------------------
and Treasurer shall: (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation; (b) cause the monies and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.2 of these Bylaws or to be otherwise dealt with in such manner as the Board of Directors may direct; (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all monies disbursed; (d) render to the Board of Directors or the Chief Executive Officer, whenever required, a statement of the financial condition of the Corporation and of all his or her transactions as Chief Financial Officer and Treasurer; (e) cause to be kept at the Corporation's principal office correct books of account of all its business and transactions and such duplicate books of account as he or she shall determine and upon application cause such books or duplicates thereof to be exhibited to any Director; (f) be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation; (g) sign (unless the Secretary or an Assistant Secretary or Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and (h) in general, perform all duties incident to the office of Treasurer and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

     6.13  Assistant Treasurers. At the request of the Chief Financial Officer
           --------------------
and Treasurer or in his or her absence or disability, the Assistant Treasurer designated by him or her (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors or the President) shall perform all the duties of the Chief Financial Officer and Treasurer, and, when so acting, shall have all the powers of an be subject to all restrictions upon the Chief Financial Officer and Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer and Treasurer.

     6.14  Salaries. The salaries of the officers of the Corporation shall be
           --------
fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation

                                   ARTICLE 7

                             CERTIFICATES OF STOCK
                             ---------------------

     7.1  Stock Certificates. Every holder of capital stock of the Corporation
          ------------------
shall be entitled to have a certificate or certificates in such form as shall be approved by the Board of Directors, certifying the number of shares of capital stock of the Corporation owned by him or her. The certificates representing shares of capital stock shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and by the Secretary, an Assistant Secretary, the Chief Financial Officer and Treasurer or any Assistant Treasurer (which signatures may be facsimiles) and sealed with the seal of the Corporation (which seal may be a facsimile). In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificates are issued, they may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of their issue.

     7.2  Books of Account and Record of Stockholders. The books and records of
          -------------------------------------------
the Corporation may be kept at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or by the transfer agent or registrar, if any, designated by the Board of Directors. There shall be entered on the stock books of the Corporation the number of each certificate issued, the number of shares represented thereby, the name of the person to whom such certificate was issued and the date of issuance thereof.

     7.3  Transfers of Shares. Transfers of shares of capital stock of the
          -------------------
Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with the transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon, if any. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not the Corporation shall have express or other notice thereof.

     7.4  Regulations. The Board of Directors may make such additional rules and
          -----------
regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more registrars and may further provide that no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent or registrar.

     7.5  Lost, Stolen or Destroyed Certificates. The holder of any certificate
          --------------------------------------
representing any share or shares of the capital stock of the Corporation shall immediately notify the Corporation of any loss, theft or destruction of such certificate. The Board of Directors may direct that a new certificate or certificates be issued in the place of any certificate or certificates theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed upon the furnishing to the Corporation of an affidavit to that effect by the person claiming that the certificate has been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion, require such owner or his or her legal representatives to give to the Corporation and its transfer agent(s) and registrar(s) a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board of Directors in it absolute discretion shall determine, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of a new certificate.

     7.6  Stockholder's Right of Inspection. Any stockholder of record of the
          ---------------------------------
Corporation, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorized the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

                                   ARTICLE 8

                          DEPOSIT OF CORPORATE FUNDS
                          --------------------------

     8.1  Borrowing. No loans or advances shall be obtained or contracted for,
          ---------
by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances.

     8.2  Deposits. All funds of the Corporation not otherwise employed shall be
          --------
deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized to do so by the Board of Directors.

     8.3  Checks, Drafts, Etc. All checks, drafts or other orders for the
          -------------------
payment of money, and all negotiable and non-negotiable notes or other negotiable or non-negotiable evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

                                   ARTICLE 9

                                 RECORD DATES
                                 ------------

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting (if so allowed), or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors

                                  ARTICLE 10

                                   DIVIDENDS
                                   ---------

     Subject to any agreement to which the Corporation is a party or by which it is bound, the Board of Directors may declare to be payable, in cash, in other property or in stock of the Corporation of any class or series, such dividends in respect of outstanding stock of the Corporation of any class or series as the Board of Directors may at any time deem to be advisable. Before declaring any such dividend, the Board of Directors may cause to be set aside any funds or other property or assets of the Corporation legally available for the payment of dividends.

                                  ARTICLE 11

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                                  ARTICLE 12

                                INDEMNIFICATION
                                ---------------

     12.1  Right to Indemnification. Each person who was or is made a party or
           ------------------------
is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that such person, or another person of whom such person is the legal representative, is or was a Director, officer, or employee of the Corporation or is or was serving at the request of the Corporation as a Director, officer, or employee of, or in some other representative capacity for, another corporation or a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a Director, officer or employee or in any other capacity while serving as a Director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer or employee and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that except as provided in
                              --------  -------
Section 12.2 hereof with respect to Proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware
                                  --------  -------
General Corporation Law so requires, the payment of such expenses incurred by a Director, officer, employee or representative in such person's capacity as a Director, officer, employee or representative (and not in any other capacity in which service was or is rendered by such person while a Director, officer, employee or representative, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article or otherwise.

     12.2  Right of Claimant to Bring Suit. If a claim under Section 12.1 is not
           -------------------------------
paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     12.3  Non-Exclusivity of Rights. The right to indemnification and the
           -------------------------
payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be Director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

     12.4  Insurance. The Corporation may maintain insurance, at its expense, to
           ---------
protect itself and any Director, officer or employee of the Corporation serving in any capacity on behalf of the Corporation or at its request for any other entity to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     12.5  Severability. If any word, clause or provision of this Article 12 or
           ------------
any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

     12.6  Intent of Article. The intent of this Article 12 is to provide for
           -----------------
indemnification to the fullest extent permitted by section 145 of the Delaware General Corporation Law. To the extent that such section or any successor section may be amended or supplemented from time to time, this Article 12 shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by law. Neither an amendment nor repeal of this Article 12, nor the adoption of any provision of these Bylaws inconsistent with this Article 12, shall eliminate or reduce the effect of this
Article 12 in respect of any matter occurring, or action or Proceeding accruing or arising or that, but for this Article 12, would accrue or arise, prior to such amendment repeal or adoption of any inconsistent provision.

                                  ARTICLE 13

                                CORPORATE SEAL
                                --------------

     The Corporate Seal shall be circular in form and shall bear the name of the Corporation and the words and figures denoting its organization under the laws of the State of Delaware and year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                                  ARTICLE 14

                                  AMENDMENTS
                                  ----------

     The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation; provided, however, that any adoption, amendment or
                           --------  -------
repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of at least a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have power to adopt, amend or repeal Bylaws of the Corporation; provided, however, that in
                                                  --------  -------
addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Amended and Restated Certificate of Incorporation of the Corporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of the Bylaws of the Corporation.

                                     * * *